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                                                                     Exhibit 21
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                                          LIST OF SUBSIDIARIES

      NAME(1)                                                                           JURISDICTION
      -------                                                                           ------------
CIHC, Incorporated                                                                         Delaware
  Bankers National Life Insurance Company                                                  Texas
    National Fidelity Life Insurance Company                                               Missouri
  Bankers Life Holding Corporation (2)                                                     Delaware
    Bankers Life Insurance Company of Illinois                                             Illinois
      Bankers Life and Casualty Company                                                    Illinois
        Certified Life Insurance Company                                                   California
  Jefferson National Life Insurance Company of Texas                                       Texas
    Beneficial Standard Life Insurance Company                                             California
    Great American Reserve Insurance Company                                               Texas
  Conseco, L.L.C.                                                                          Delaware
  Conseco Services, LLC                                                                    Indiana
Conseco Global Investments, Inc.                                                           Delaware
Lincoln American Life Insurance Company                                                    Tennessee
Conseco Partnership Management, Inc.                                                       Indiana
  Conseco Capital Partners II, L.P. (3)                                                    Delaware
    American Life Group, Inc. (4)                                                          Delaware
      American Life Holding Company                                                        Delaware
        American Life and Casualty Marketing Division Co.                                  Iowa
        American Life and Casualty Insurance Company                                       Iowa
          Vulcan Life Insurance Company (5)                                                Alabama
Conseco Entertainment, Inc.                                                                Indiana
 Conseco Entertainment, L.L.C.                                                             Indiana
Conseco HPLP, L.L.C.                                                                       Indiana
Conseco Capital Management, Inc.                                                           Delaware
Conseco Mortgage Capital, Inc.                                                             Delaware
Conseco Private Capital Group, Inc.                                                        Indiana
CNC Real Estate, Inc.                                                                      Delaware
GARCO Equity Sales, Inc.                                                                   Texas
Conseco Risk Management, Inc.                                                              Indiana
  Wells & Company, Inc.                                                                    Indiana
  CRM Acquisition Company                                                                  Indiana
  Wellsco, Inc.                                                                            Indiana
Marketing Distribution Systems Consulting Group, Inc.                                      Delaware

(1) Except as otherwise indicated, each company is a direct or indirect wholly owned subsidiary of the indicated parent.

(2) Conseco owns approximately 88 percent (90.5 percent as of March 5, 1996) of the outstanding shares.

(3) Conseco and its subsidiaries own 25 percent of the total limited partnership interest and Conseco Partnership Management, Inc. owns a 1 percent general partnership interest.

(4) Conseco Capital Partners II, L.P. owns 80 percent of the outstanding shares. Conseco owns approximately 36 percent interest through its direct and indirect ownership interest.

(5) American Life and Casualty Insurance Company owns 98 percent of Vulcan Life Insurance Company.

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